UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 16, 2015
Date of Report (Date of earliest event reported)

Epoxy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53669	26-1823118
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2518 Anthem Village Drive, Suite 100
 Henderson NV 89052

(Address of Principal Executive Offices)

1-702-350-2449

  (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  Unregistered Sales of Equity Securities

On October 6, 2015, the Board of Directors authorized the issuance of 1,000,000 Class B preferred shares to David Gasperine, the CEO, for services rendered to the corporation.  The shares which will be issued to David Gasperine Corporation are not registered under the Securities Act. These shares will be issued relying upon the exemption from the registration requirements provided under Sections 4(a) or 3(b) of the Securities Act.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws

On September 16, 2015 pursuant to approval by the Board of Directors, the registrant filed a Certificate of Designation for its Class B preferred shares under which it was designated that there should be 15,000,000 Class B preferred shares with par value of $0.00001 each of which shall have voting rights of 1,000 to 1 as compared to common stock but no conversion rights.   The filed Certificate of Designation is attached hereto as an exhibit.

ITEM 9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOXY, INC. a Nevada corporation

Dated: October 15, 2015	By:	/s/Dave Gasparine
Dave Gasparine President and CEO